                                                                    Exhibit 10.8


          OMNIBUS FINANCING AGREEMENT dated as of September 21, 1995, between Trading Cove Associates ("TCA") and Sun International Hotels Limited ("SIHL").

     WHEREAS, TCA has entered into a Management Agreement with the Mohegan Tribe of Indians of Connecticut, pursuant to which TCA will construct and manage a casino complex in Montville, Connecticut (the "Project");

     WHEREAS, SIHL indirectly owns a 50% partnership interest in TCA;

     WHEREAS, in connection with the Project, the Mohegan Gaming Authority (the "Authority") proposes to issue $175 million of senior notes (the "Senior Notes");

     WHEREAS, in order to enable the Authority to sell the Senior Notes, SIHL has been requested to (i) acquire $38.3 million of subordinated notes of the Authority (the "Original Subordinated Notes") pursuant to a note purchase agreement to be dated the same date as the closing of the sale of the Senior Notes (the "Note Purchase Agreement"), (ii) provide a completion guarantee, pursuant to which SIHL will guarantee that the Project will be completed (the "Completion Guarantee"), (iii) arrange for a pledge 750,000 shares of SIHL stock with a market value of approximately $43 million as collateral for its obligation under the Completion Guarantee and (iv) post a letter of credit in an amount up to $15 million to support its obligation under the Completion Guarantee (the "Letter of Credit");

     WHEREAS, if SIHL becomes obligated to pay funds under the Completion Guarantee, the Authority is obligated to issue to SIHL certain subordinated notes (the "Guarantee Subordinated Notes") having the same terms as the Original Subordinated Notes except that the annual interest rate thereon shall be prime plus one percent (the "Base Interest Rate"); the first $15 million of Guarantee Subordinated Notes shall be "First Tranche Guarantee Sub Notes" and any additional Guarantee Subordinated Notes shall be "Second Tranche Guarantee Sub Notes"; and

     WHEREAS, SIHL and TCA are party to a letter agreement dated May 12, 1995 (the "Letter Agreement").

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, TCA and SIHL agree as follows:

     1. Termination of Letter Agreement. The Letter Agreement is hereby terminated.

     2. Payments Relating to the Original Subordinated Notes. Interest on the Original Subordinated Notes shall be payable by the Authority on the outstanding principal balance thereof at an annual rate of fifteen percent (15%). Such interest shall be paid in accordance with the Note Purchase Agreement. Additional amounts with respect to the Original Subordinated Notes (the "Original Additional Payments") shall be payable to the holders thereof by TCA on the outstanding principal balance of such Original Subordinated Notes at an annual rate of eleven and one-half percent (11 1/2%). The Original Additional Payments shall be payable on the interest payment dates provided in the Original Subordinated Notes directly from funds TCA would have received as its Management Fee. Subject to the priorities set forth in Section 10 of this Agreement, to the extent that TCA does not receive sufficient Management Fees to pay the full amount of any Original Additional Payment when due, TCA shall pay the entire Management Fee it receives as partial payment of the Original Additional Payment and such portion of the Original Additional Payment not paid shall be deferred until TCA receives sufficient Management Fees.

     3. Acquisition of Original Subordinated Notes. The Original Partners of TCA shall have the right at anytime to purchase without premium from SIHL a participating interest (the "Participating Interest") in the Original Subordinated Notes. The total percentage Participating Interest in the Original Subordinated Notes which may be acquired shall not exceed the Original Partners' Percentage Interest in TCA.

     4. Reimbursement of Financing Costs. If the Original Subordinated Notes are purchased by SIHL, TCA shall reimburse SIHL for the out-of-pocket expenses (without premium) incurred solely for the purpose of arranging the purchase of the Original Subordinated Notes. Such reimbursement shall not in any case exceed two and one-half percent (2-1/2%) of the principal issue amount of the Original Subordinated Notes.

     5. Completion Guarantee Fee. If SIHL executes and delivers the Completion Guarantee, TCA shall pay to SIHL a completion guarantee fee ("Completion Guarantee Fee") equal to two percent (2%) of the total development costs of the Project (all so-called hard and soft costs with respect to construction of the Project, except land acquisition costs). The Completion Guarantee Fee shall be payable from funds TCA would have received as its Management Fee with a priority as set forth in Section 10.

     6. Letter of Credit Fee. Upon the posting of the Letter of Credit, and on each anniversary such Letter of Credit is outstanding, TCA shall pay to SIHL a fee equal to the costs incurred by SIHL or its affiliates in posting such Letter of Credit plus 1% of the principal amount thereof; provided, however, the fee
                                                   --------  -------
payable to SIHL by TCA shall not exceed for any one year 2% of the undrawn and outstanding principal amount of such Letter of Credit.

     7. Payments Related to First Tranche Guarantee Sub Notes. Interest on the First Tranche Guarantee Sub Notes shall be payable by the Authority on the outstanding principal balance thereof at the Base Interest Rate. Such interest shall be paid in accordance with the Note Purchase Agreement. Additional amounts with respect to the First Tranche Guarantee Sub Notes (the "First Tranche Additional Payments") shall be payable to the holders thereof by TCA on the outstanding principal balance of such First Tranche Guarantee Sub Notes at an annual rate equal to the difference between 26 1/2% and the Base Interest Rate. The First Tranche Additional Payments shall be payable on the interest payment dates provided in the First Tranche Guarantee Sub Notes. If on such interest payment date the Authority is not permitted to pay accrued interest on the First Tranche Guarantee Sub Notes due to restrictions in the indenture for the Authority's Senior Notes, TCA shall pay to the holder of the First Tranche Guarantee Sub Notes such accrued interest (the "Deferred Interest Amount"); provided, however, if and when the Authority
                                  --------  -------
does pay to the holder of First Tranche Guarantee Sub Notes any Deferred Interest Amounts, TCA's obligation to pay any First Tranche Additional Payments shall be reduced by the Deferred Interest Amounts previously paid by TCA; it being the agreed upon principal that the holder of any First Tranche Guarantee Sub Notes shall be entitled to an annual return of 26 1/2% on the principal amount of such First Tranche Guarantee Sub Notes and that to the extent TCA paid amounts otherwise payable by the Authority, once the Authority pays such amounts an accounting shall be made, and repayments made to TCA as necessary, so that the holders of the First Tranche Guarantee Sub Notes do not receive excess payments. The First Tranche Additional Payments and Deferred Interest Amounts shall be payable on the interest payment dates provided in the First Tranche Guarantee Sub Notes directly from funds TCA would have received as its Management Fee. Subject to the priorities set forth in Section 10 of this Agreement, to the extent that TCA does not receive sufficient Management Fees to pay the full amount of any First Tranche Additional Payment or Deferred Interest Amount when due, TCA shall pay the entire Management Fee it receives as partial payment of the First Tranche Additional Payment or Deferred Interest Amount and such portion of the First Tranche Additional Payment or Deferred Interest Amount not paid shall be deferred until TCA receives sufficient Management Fees.

     8. Payments Related to Second Tranche Guarantee Sub Notes. Interest on the Second Tranche Guarantee Sub Notes shall be payable by the Authority on the outstanding principal balance thereof at the Base Interest Rate. Such interest shall be paid in accordance with the Note Purchase Agreement. Additional payments with respect to the Second Tranche Guarantee Sub Notes (the "Second Tranche Additional Payments") shall be payable to the holders thereof by TCA on the outstanding principal balance of such Second Tranche Guarantee Sub Notes at an annual rate equal to the difference between 26 1/2% and the Base Interest Rate. The Second Tranche Additional Payments shall be payable on the interest payment dates provided in the Second Tranche Guarantee Sub Notes directly from funds TCA would have received as its Management Fee. Subject to the priorities set forth in Section 10 of this Agreement, to the extent that TCA does not receive sufficient Management Fees to pay the full amount of any Second Tranche Additional Payment when due, TCA shall pay the entire Management Fee it receives as partial payment of the Second Tranche Additional Payment and such portion of the Second Tranche Additional Payment not paid shall be deferred until TCA receives sufficient Management Fees.

     9. TCA Acquisition of First Tranche Guarantee Sub Notes. Subject to the priorities set forth in Section 10 of this Agreement, on each of the first, second and third anniversary of the issuance of the First Tranche Guarantee Sub Notes, TCA shall acquire from the holders of the First Tranche Guarantee Sub Notes one third of the outstanding principal amount of such First Tranche Guarantee Sub Notes at a purchase price equal to the outstanding principal amount thereof plus all accrued and unpaid interest thereon.

     10. Priorities. The Parties agree that payments required to be made by TCA out of Management Fees shall be prioritized as follows:


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

          (a) First, to return capital contributions made by the Partners of TCA after the closing of the sale of the Original Subordinated Notes;

          (b)  Second, to pay Original Additional Payments;

          (c) Third, to pay Deferred Interest Amounts and First Tranche Additional Payments on a pari passu basis;

          (d)  Fourth, to pay Second Tranche Additional Payments;

          (e) Fifth, to return capital contributions made by the Partners of TCA before the closing of the sale of the Original Subordinated Notes; provided,
                                                                       --------
however, such Partners shall use such funds to acquire outstanding First Tranche
-------
Guarantee Sub Notes from the holders thereof;

          (f)  Sixth, to pay the Development Fee;

          (g)  Seventh, to pay the Management Services Fee;

          (h)  Eighth, to pay the Completion Guarantee Fee;

          (i) Ninth, to pay the Partners, pro rata based on their respective Percentage Interest, an amount equal to state and federal income tax obligations calculated in accordance with Section 3.03a.(1) of the Partnership Agreement;

          (j) Tenth, to acquire the First Tranche Guarantee Sub Notes in accordance with Section 9;

          (k) Eleventh, to pay the Organizational and Administrative Fee and the Marketing and Casino Operations Fee on a pari passu basis; and

          (l) Twelfth, to the distribution of Excess Cash to the Partners, pro rata based on their respective Percentage Interest, as specified in Section 3.03 of the Partnership Agreement.

          The obligation of TCA and its Partners under this Section 10 shall be limited to applying or directing its receipts from the Authority or Project to the payments in the priority herein set forth. The Partners of TCA shall have no personal recourse liability to make any of the payments provided for in this
Section 10 of the Agreement.

     11. Capitalized Terms. Capitalized words and terms used hereinbefore not defined in this Agreement shall take on the definitions set forth in the Amended and Restated Partnership Agreement of TCA (the "Partnership Agreement").


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

     12. Conflicts. If provisions of this Agreement should conflict with those of the Partnership Agreement, then the provisions of this Agreement shall prevail.

                                   SUN INTERNATIONAL HOTELS LIMITED

                                        By:  /s/ Charles D. Adamo
                                             ------------------------------
                                             Name:  Charles D. Adamo
                                             Title: Executive Vice President


                                   TRADING COVE ASSOCIATES

                                        RJH Development Corp.,
                                        a New York Corporation

                                        By:  /s/Richard [ILLEGIBLE]
                                             ------------------------------
                                             Name:  Richard [ILLEGIBLE]
                                             Title: President


                                        Slavik Suites, Inc.
                                        a Michigan corporation

                                        By:  /s/Del J. Lauria
                                             ------------------------------
                                             Name:  Del J. Lauria
                                             Title: Executive Vice President


                                        LMW Investments, Inc.
                                        a Connecticut corporation

                                        By:  /s/Len Wolman
                                             ------------------------------
                                             Name:  Len Wolman
                                             Title: President

                               FIRST AMENDMENT TO
                           OMNIBUS FINANCING AGREEMENT

     This First Amendment to Omnibus Financing Agreement (this "Agreement") is made this 19th day of October, 1996 between Trading Cove Associates, a Connecticut general partnership ("TCA"), Sun International Hotels Limited, a Bahamian corporation ("SIHL") and Waterford Gaming, L.L.C., a Delaware limited liability company ("Waterford").

                              PRELIMINARY STATEMENT

     The following is a recital of certain facts upon which this Agreement is based:

     On September 21, 1995, TCA and SIHL entered into that certain Omnibus Financing Agreement (the "Omnibus Financing Agreement") which deals with certain aspects of the construction, financing and management of a casino complex in Montville, Connecticut. Capitalized terms used herein shall be understood to have the meanings ascribed to them in the Omnibus Agreement.

     TCA wishes to transfer to Waterford certain of its rights and obligations under the Omnibus Agreement and Waterford wishes to acquire from TCA such rights and has agreed to perform such obligations.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, TCA, SIHL and Waterford hereby agree as follows:

     1. Acquisition of Original Subordinated Notes. TCA and SIHL hereby acknowledge that Waterford is about to become the sole Original Partner of TCA and has the right to purchase 50% of the outstanding Original Subordinated Notes from SIHL, all as set forth in a Note Purchase Agreement being executed concurrently herewith (the "Note Purchase Agreement").

     2. First Tranche Guarantee Sub Notes. Section 9 of the Omnibus Agreement is hereby deleted in its entirety and is hereby replaced with the following:

          "On each of October 12, 1997, October 12, 1998 and October 12, 1999 (each a "Closing Date"), Waterford shall purchase from SIHL or an Affiliate of SIHL, and SIHL shall sell, or cause an Affiliate to sell, to Waterford that portion of the outstanding principal amount of the First Tranche Guarantee Sub Notes equal, in each instance, to one-sixth (1/6) of the principal amount of the First Tranche Guarantee Sub Notes issued at any time which shall include all accrued and unpaid interest thereon to and including each Closing Date and any First Tranche Additional Payments that have accrued and are unpaid thereon as of each Closing Date, reduced, pro rata, by any redemptions or payments which may have occurred or been made prior to each applicable Closing Date. The purchase price which will be paid by Waterford to SIHL on each Closing Date will be equal to the outstanding principal balance of the First Tranche Guarantee Sub Notes to be acquired on the Closing Date plus all accrued and unpaid interest thereon as of each Closing Date and any First Tranche Additional Payments that have accrued and are unpaid thereon as of each Closing Date. The terms and conditions of such purchase and sale transactions shall be substantially similar to the terms and conditions upon which Waterford has or will acquire a portion of the Original Subordinated Notes."

     3. Additional Amounts. As the holder of a portion of the Original Subordinated Notes and the First Tranche Guarantee Sub Notes, Waterford will be entitled to all benefits provided for in the Omnibus Agreement, including, but not being limited to a proportionate amount of each of the Original Additional Payments and the First Tranche Additional Payments.

     4. Redemption or Repurchase of Subordinated Notes. If the Authority shall offer to purchase any of the Original Subordinated Notes, First Tranche Subordinated Notes or Second Tranche Subordinated Notes (collectively, the "Subordinated Notes"), other than a Change of Control Offer, then SIHL shall notify Waterford, no later than 10 business days prior to the expiration of such offer, of its irrevocable decision with respect to the principal amount that it or any of its Affiliates has determined to tender in such offer to purchase of each of the Original Subordinated Notes, if any. Waterford agrees to tender that principal amount of the Subordinated Notes that it owns equal to the product of the aggregate principal amount of the Subordinated Notes to be tendered by SIHL and its Affiliates times a fraction, the numerator of which is the aggregate principal amount of Subordinated Notes then owned by Waterford and the denominator of which is the aggregate principal amount of Subordinated Notes then owned by SIHL and its Affiliates, rounded to the nearest multiple of $1,000. SIHL agrees to tender, and to cause its Affiliates to tender, all such Subordinated Notes as it indicated in its notice to Waterford. In the event that the total amount available for an offer (other than a Change of Control Offer) is less than the total amount needed to purchase the Subordinated Notes to be tendered by Waterford and SIHL and its Affiliates pursuant to the above formula, Waterford, on the one hand, and SIHL and its Affiliates, on the other hand, shall reduce their amount of Subordinated Notes to be tendered pro rata, based on the ratio of Subordinated Notes originally tendered by each of them, rounded to the nearest multiple of $1,000, such that the total amount of Notes to be tendered can be purchased in such offer. SIHL agrees that if it, or any of its Affiliates, transfers any of the Subordinated Notes to anyone other than SIHL, an Affiliate of SIHL or the Authority, that it will cause such transferee to be bound by a similar agreement to notify Waterford of its irrevocable decision to tender in any such offer to purchase, and Waterford will agree to be similarly bound to tender a pro rata portion of its Subordinated Notes.

     As used in this Agreement, the term "Affiliate" shall have the meaning set forth in the Note Purchase Agreement under which the Subordinated Notes were originally issued.

     SIHL hereby represents and warrants that it or its Affiliates own all of the Subordinated Notes other than the Subordinated Notes owned by TCA; provided, however, it is acknowledged that SIHL has pledged such Subordinated Notes to certain banks pursuant to a credit facility.

     5. Initial Original Subordinate Notes. The parties agree that in satisfaction of the obligation to return capital contributions used by TCA to purchase $1,700,000 principal amount of Original Subordinated Notes, TCA shall return such capital contribution by distributing to each of SIHL and Waterford, $850,000 in principal amount of Original Subordinated Notes, in accordance with the terms of the Note Purchase Agreement.

     6. Effective Date. The obligations hereunder are and shall be subject to the conditions that:

          (a) Waterford shall have successfully completed a debt offering to finance the transactions referred to in Paragraph 1 hereof; and

          (b) Waterford will own the entire Original Partners' percentage interest in TCA and by itself will be the Original Partner within the meaning of the TCA Partnership Agreement as then amended and in effect.

     7. Continuation of Omnibus Agreement. The Omnibus Agreement, as amended by this Agreement, shall continue in full force and effect and is hereby ratified, confirmed and approved.

     8. Counterpart. This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, constitute an original and all of which, taken together, shall constitute one and the same agreement.

     9. Successors and Assigns. This Agreement shall be binding upon, and inured to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.


                                   SUN INTERNATIONAL HOTELS LIMITED

                                        By:
                                             ______________________________
                                             Its:
                                                  _________________________


                                   WATERFORD GAMING, L.L.C.

                                        By:  Slavic Suites, Inc.
                                             Its:  Member

                                             By:
                                                  _________________________
                                                  Its:
                                                       ____________________

                                        By:  LMW Investments, Inc.
                                             Its:  Member

                                             By:  [ILLEGIBLE]
                                                  -------------------------
                                                  Its: [ILLEGIBLE]
                                                       --------------------


                                   TRADING COVE ASSOCIATES

                                        By:  Sun Cove, Ltd.
                                             Its: Partner

                                             By:
                                                  _________________________
                                                  Its:
                                                       ____________________

                                        By:  LMW Investments, Inc.
                                             Its:  Partner

                                             By:  [ILLEGIBLE]
                                                  -------------------------
                                                  Its: [ILLEGIBLE]
                                                       --------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]


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

                                        By:  RJH Development Corporation
                                             Its:  Partner

                                             By:
                                                  _________________________
                                                  Its:
                                                       ____________________

                                        By:  Slavic Suites, Inc.
                                             Its:  Partner

                                             By:
                                                  _________________________
                                                  Its:
                                                       ____________________


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